UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2009

Aruba Networks Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1344 Crossman Ave., Sunnyvale , California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-227-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2009, Aruba Networks, Inc., a Delaware corporation (the "Company"), entered into a Patent Cross License and Settlement Agreement (the "Settlement Agreement") with Motorola, Inc., a Delaware corporation, and its affiliates, including Symbol Technologies, Inc., Wireless Valley Communications, Inc., and AirDefense, Inc. (collectively "Motorola"). Pursuant to the Settlement Agreement, the Company and Motorola agreed to:

• jointly execute and file dismissals of patent infringement actions brought in the United States District Court for the District of Delaware involving United States Patent Nos. 7,173,922; 7,173,923; 6,973,622; 6,625,454; and 7,359,6767,295,524 and 7,376,113; and

• release one another of all claims; and

• provide one another with seven year licenses to each of their respective 802.11 Wireless LAN patent portfolios; and

• covenant not to assert any patent claims against one another’s current products and commercially reasonable extensions thereof for four years.

As part of the Settlement Agreement, the Company agreed to pay Motorola $19,750,000. The Company will account for this payment as a one-time expense for the fiscal first quarter ended October 31, 2009.

On November 4, 2009, the Company and Motorola entered into a Letter Agreement related to the procedures that the parties must follow in the event that there is a claim made by either party related to the patents described in the Settlement Agreement as they relate to third parties with which either party is currently in active litigation.

On November 6, 2009, the Company issued a press release announcing the settlement. The text of the release is set forth in the attached Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
10.1 Patent Cross License and Settlement Agreement dated November 4, 2009
10.2 Letter Agreement dated November 4, 2009
99.1 Press Release dated November 6, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aruba Networks Inc.

November 6, 2009	By:	/s/ Alexa King

Name: Alexa King
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Patent Cross License and Settlement Agreement dated November 4, 2009
10.2	Letter Agreement dated November 4, 2009
99.1	Press Release dated November 6, 2009